Exhibit 10.2

ASSIGNMENT

This ASSIGNMENT (this “Assignment”), dated December 16, 2016, is being executed and delivered by and between the Estate of Muriel F Siebert (the “Siebert Estate”), and Siebert Financial Corp., a New York corporation (“SFC”).

WHEREAS, Muriel Siebert & Co., Inc., a Delaware corporation and wholly owned subsidiary of SFC (“MSC”) was formerly a party to (a) the Asset Purchase Agreement, dated as of November 4, 2014 (the “Capital Markets Agreement”), by and among SFC (as successor to MSC), Siebert Cisneros Shank Financial, LLC (“SCSF”) (f/k/a/ Siebert Brandford Shank Financial, LLC) and Siebert, Cisneros, Shank & Co., L.L.C., (f/k/a Siebert, Brandford, Shank & Co., L.L.C.) (b) the Purchase Agreement, dated as of November 9, 2015, by and between SFC (as successor to MSC) and SCSF (the “SCSF Minority Repurchase Agreement”), (c) the Junior Subordinated Note, dated November 9, 2015, payable by SCSF to SFC (as successor to MSC) in accordance with Section 2.2 of the SCSF Minority Repurchase Agreement (the “SCSF Note”), and (d) the Pledge Agreement, dated as of November 9, 2015, by and among SFC (as successor to MSC), Suzanne F, Shank, Cisneros and Miramontes Holdings, LLC, William C. Thompson and Sean Duffy (the “SCSF Pledge Agreement”);

WHEREAS, MSC assigned to SFC all of MSC’s right, title and interest in and to the Capital Markets Agreement, the SCSF Minority Repurchase Agreement, the SCSF Note and the SCSF Pledge Agreement pursuant to that certain Assignment, dated August 9, 2016, by and between MSC and SFC; and

WHEREAS, subject to the terms and conditions of this Assignment, SFC desires to assign further to the Siebert Estate, and the Siebert Estate desires to accept the assignment, of the Capital Markets Agreement, the SCSF Minority Repurchase Agreement, the SCSF Note and the SCSF Pledge Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.           Effective as of the date hereof, SFC hereby sells, transfers, assigns, conveys and delivers to the Siebert Estate, all of SFC’s right, title and interest in and to the Capital Markets Agreement, the SCSF Minority Repurchase Agreement the SCSF Note and the SCSF Pledge Agreement, and the right to assert claims and take other rightful actions in respect of breaches, defaults and other violations thereof, and the Siebert Estate hereby assumes and agrees to perform and discharge all obligations and commitments arising after the date hereof thereunder. SFC and the Siebert Estate acknowledge and agree that the assignment provided for in this Assignment is and shall remain under and subject in all respects to the terms and conditions of that certain Subordination and Intercreditor Agreement, dated as of November 9, 2015, among SFC (as successor to MSC), as “Creditor”, SCSF, as “Borrower”, and First National Bank of Pennsylvania, as successor by merger to Metro Bank, as “Bank”, as such agreement has been and may be amended, restated, modified or supplemented from time to time (the “SIA”) as and to the extent provided for in the SIA.

2.           In consideration for the assignment contemplated by Section 1 hereof, contemporaneously with the execution and delivery hereof, the Seibert Estate is paying to SFC $610,262 in cash in immediately available funds.

3.           Except as expressly set forth this Assignment, this Assignment will not limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the parties under the Assigned Agreements, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Capital Markets Agreement, the SCSF Minority Repurchase Agreement, the SCSF Note and the SCSF Pledge Agreement.

4.           This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.           This Assignment may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which shall constitute but one and the same instrument.

6.           This Assignment shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Assignment as of the date first written above.

SIEBERT FINANCIAL CORP. an New York Corporation

By:	/s/ Joseph M. Ramos, Jr.
Name:	Joseph M. Ramos, Jr.
Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer

THE ESTATE OF MURIEL F. SIEBERT

By:	/s/ Jane H. Macon
Name:	Jane H. Macon
Title:	Co-Executor

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